Exhibit 10.7

FIRST AMENDMENT

TO THE

MIVA, Inc. (fka FINDWHAT.COM, INC.)

2004 STOCK INCENTIVE PLAN

Background Information

A.                                   Miva, Inc. (the “Company”) maintains the MIVA, Inc. (fka FindWhat.com, Inc.) 2004 Stock Incentive Plan (the “Plan”).

B.                                     The United States Treasury Department issued final regulations that mandate Plan amendments with respect to Internal Revenue Code Section 409A.

C.                                     The Company has the power to amend and modify the Plan pursuant to Section 15 thereof.

D.                                    The Company desires to amend the Plan to bring the Plan into compliance with Internal Revenue Code Section 409A.

Plan Amendment

The amendments set forth below shall be effective January 1, 2009.

1.                                       The following clause is added after the last sentence of Section 13:

                                                “and provided that the adjustments will be made in such a manner so as to avoid (1) making awards previously exempt from Section 409A of the Code subject to Section 409A of the Code and (2) making awards previously compliant with Section 409A of the Code violate Section 409A of the Code.”

2.                                       The following Section 16(x) is added to the Plan:

“This plan will be administered in such a manner so that awards are either exempt from, or compliant with, Section 409A of the Code.”

3.                                       The remainder of the Plan shall remain unchanged.

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The Company has caused this First Amendment to the FindWhat.com, Inc. 2004 Stock Incentive Plan to be executed on its behalf, by its officer duly authorized, this 18th day of December, 2008.

Miva, Inc.

By:	/s/ John B. Pisaris

Its:	General Counsel & Secretary